Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of December 20, 2006, by and between Lucas Energy, Inc. (OTCBB: LUCE), a corporation organized under the laws of the State of Nevada, with its principal offices at 520 S. El Camino Real, Suite #423, San Mateo, CA 94402 (the “Company”), and The Delphic Oil Co., LLC, a Florida limited liability company with offices at 1358 Fruitville Road, Suite 210, Sarasota, Florida 34236 (the “Purchaser”).

WHEREAS, the Company and Purchaser have agreed that Purchaser will obtain  certain oil and gas leases in exchange for shares of Company’s common stock (the sales transaction referenced herein shall be referred to as the “Sale”) ; and

WHEREAS, the Company and Purchaser desire that Purchaser shall have such “piggyback” rights as described below and that Purchaser shall have the Shares (as defined below) registered in the first Registration Statement (as defined below) filed by the Company following the issuance of the Shares. The previous notwithstanding, the parties agree that in the event of a capital raise the piggyback rights may be amended or revised.

IN CONSIDERATION of the mutual covenants contained in this Agreement, the sufficiency of which is hereby acknowledged, the Company and the Purchaser hereby agree as follows:

SECTION 1.

Agreement to Issue Shares.  In consideration for the Sale, the Company hereby agrees to issue to the Purchaser One Million Six Hundred Thousand (1,600,000) shares of the Company’s common stock (the “Shares”).  The Company agrees to issue the Shares directly to Purchaser’s principals.  The shares shall be valued at $2.65 per share for accounting purposes.

SECTION 3.

Closing of the Purchase of the Shares.  The closing of the Sale (the “Closing”) shall take place on the date of this Agreement.  At the Closing each of the Company and the Purchaser shall execute and deliver to the other a counterpart of the PSA and this Agreement.

SECTION 4.

Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchaser as follows:

4.1

Organization and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where the failure to so qualify would not individually or in the aggregate have a material adverse effect on the financial condition, results of operations, properties or business of the Company taken as a whole.

4.2

Subsidiaries.  As of the date hereof, the Company does not have any subsidiaries. The term “the Company” shall include the Subsidiaries.

4.3

Capitalization.  The entire authorized capital stock of Company consists of (a) 100,000,000 authorized shares of common stock, of which 27,140,013 shares of common stock are outstanding and owned by the shareholders of Company as of August 3, 2006; and (b) 10,000,000 authorized shares of preferred stock, of which 0 are outstanding and owned by the shareholders of Company as of August 3, 2006.  All of the outstanding shares of common and preferred stock were issued in compliance with all applicable federal and state securities laws.

4.4

Issuance, Sale and Delivery of the Shares.  The Shares have been duly authorized and, when issued and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.  No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement.  No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance of the Shares to the Purchaser as contemplated herein or by the Note.

4.5

Due Execution, Delivery and Performance of the Agreements.  The Company has full legal right, corporate power and authority to enter into this Agreement and the PSA (the “Deal Documents”) and to perform the transactions contemplated hereby and thereby.  This Agreement has been duly authorized, executed and delivered by the Company.  The execution, delivery and performance of the Deal Documents by the Company and the consummation of the transactions herein and therein contemplated will not violate any provision of the organizational documents of the Company and will not (except for rights granted to the Purchaser under the Security Agreement) result in the creation of any lien, charge, security interest or encumbrance upon any assets or property of the Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its assets or properties may be bound or affected or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its properties.  No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution, delivery and performance of the Deal Documents or the consummation by the Company of the transactions contemplated hereby or thereby, except for compliance with the Blue Sky laws and federal securities laws applicable to the issuance of the Note or the Shares. Assuming the valid execution hereof and thereof by the Purchaser, the Deal Documents will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

4.6

No Actions.  Except as disclosed to the Purchaser, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened to which the Company is or may be a party which seeks to prevent or restrain the transactions contemplated by this Agreement or to recover damages as a result of the consummation of such transactions.

4.7

Investment Company.  The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

4.8

Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by the Deal Documents.

4.9

Books and Records.  The books, records and accounts of the Company, accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company, all to the extent required by generally accepted accounting principles.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.10

Taxes.  Company has filed in a timely manner all federal, state and local tax returns that it has been required to file, and has paid in a timely manner all taxes shown thereon as owing.  The Company has not incurred any tax liabilities except in the ordinary course of business.  The Company knows of no tax deficiency or claim for additional taxes asserted or threatened to be asserted against Company by any taxing authority or any grounds for any such assessment.

SECTION 5.

Representations and Warranties of the Purchaser.  The Purchaser represents and warrants to the Company as follows:

5.1

Organization and Qualification.  The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

5.2

Due Execution, Delivery and Performance of the Agreements.  The Purchaser has full legal right, power and authority to enter into the Deal Documents and to perform the transactions contemplated hereby and thereby.  This Agreement has been duly authorized, executed and delivered by the Purchaser.

5.3

No Actions.  There are no legal or governmental actions, suits or proceedings pending or, to the Purchaser’s knowledge, threatened to which the Purchaser is or may be a party which seeks to prevent or restrain the transactions contemplated by the Deal Documents or to recover damages as a result of the consummation of such transactions.  The Purchaser, to its knowledge, has not been and is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission.

5.4

Nature of Purchaser.  The Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act by virtue of the fact that all equity holders of the Purchaser are “accredited investors”.  The Purchaser is not a “dealer” within the meaning of the Securities Act or a “broker” or “dealer” within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

5.5

Investment Intent.  The Purchaser is acquiring the Shares in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any interest in the Note or any of the Shares or entering into any arrangement or understanding with any other person regarding such a distribution (it being understood that the foregoing does not limit the Purchaser’s right to sell Shares pursuant to the Registration Statement or to distribute the Shares to up to thirteen (13) equity investors of the Purchaser in a transaction exempt from registration under applicable securities laws).

SECTION 6.

[reserved.]

SECTION 7.

Covenants.

7.1

Registration Procedures and Expenses.

(a)

If at any time the Company shall determine to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933, as amended, of any of its equity securities, (a “Registration Statement”), then the Company shall send to Purchaser a written notice of such determination and, if within 15 days after the date of such notice, Purchaser shall so request in writing, the Company shall include in such Registration Statement all of the Shares as well as any other shares of Company common stock owned by Purchaser.  Company shall include in any Registration Statement all of the Shares issued to Purchaser under this Agreement or otherwise even if the Shares have not been issued to Purchaser prior to filing of the Registration Statement.

(b)

The Company shall prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus forming a part thereof as may be necessary to keep the Registration Statement effective until the earliest date on which (i) all the Shares have been disposed of pursuant to the Registration Statement, (ii) all of the Shares then held by the Purchaser may be sold under the provisions of Rule 144 without limitation as to volume, whether pursuant to Rule 144(k) or otherwise, or (iii) all Shares then held by the Purchaser may be sold without restriction under the Securities Act and the transfer agent has removed any stop transfer instructions relating to such Shares and offered to cause to be removed any restrictive legends on the certificates, if any representing such Shares (the period between the date the Registration Statement is declared effective (the “Effective Date”) and the earliest of such dates is referred to herein as the “Registration Period”).

(c)

With a view to making available to the Purchaser the benefits of Rule 144, the Company agrees, throughout the Registration Period and so long as the Purchaser owns Shares purchased pursuant to this Agreement, to:

(i)

comply with the provisions of paragraph (c)(1) of Rule 144; and

(ii)

file with the Commission in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of the Purchaser, make available other information as required by, and so long as necessary to permit sales of its Shares pursuant to, Rule 144; and

(iii)

instruct its transfer agent to remove any and all restrictive legends from the Shares as well as any other shares of Company common stock owned by Purchaser upon the expiration of one year from the date of this Agreement (or in the case of any other shares owned by Purchaser, one year from issuance), it being expressly agreed that the Shares shall be due and owing upon execution hereof and that the holding period shall be deemed to commence upon the date hereof. The parties agree that this Agreement may be evidence of such instruction and provided to Company’s transfer agent in order to facilitate such restrictive legend removal.

(d)

The Company shall bear all expenses incurred by it in connection with the procedures in paragraphs (a) through (d) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statements.  The Company shall not be responsible for any expenses incurred by the Purchaser in connection with its sale of the Shares or its participation in the procedures in paragraphs (a) through (h) of this Section 7.1 including, without limitation, any fees and expenses of counsel or other advisers to the Purchaser and any underwriting discounts, brokerage fees and commissions incurred by the Purchaser.

7.2

[reserved].

7.3

Indemnification.  For the purpose of this Section 7.3:

(i)

the term “Purchaser Affiliate” shall mean any person who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and

(ii)

the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1.

(a)

The Company agrees to indemnify and hold harmless the Purchaser and each Purchaser Affiliate, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser or such Purchaser Affiliate may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, as amended as of the Effective Date, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434 promulgated under the Securities Act, or the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement as of the Effective Date a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any post-effective amendment or supplement thereto, or in the Prospectus or any amendment or supplement thereto, not misleading, in each case in the light of the circumstances under which the statements contained therein were made, or (iii) any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder, and will reimburse the Purchaser and each such Purchaser Affiliate for any legal and other expenses as such expenses which are reasonably incurred by the Purchaser or such Purchaser Affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein, or (ii) the failure of the Purchaser to comply with the covenants and agreements contained in Section 7.2 hereof respecting the sale of the Shares, or (iii) the inaccuracy of any representations made by the Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected or disclosed in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

SECTION 8.

Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

(a)

if to the Company, to:

Lucas Energy, Inc.

520 S. El Camino Real

Suite #232

San Mateo, CA 94402

Attn:  Jim J. Cerna, Jr., CEO

(b)

if to the Purchaser, to:

The Delphic Oil Co., LLC

1358 Fruitville Road, Suite 210

Sarasota, Florida  34236

Attn:  David L. Chessler

Phone:

941.364.8180

Facsimile:

     941.364.8190

or to such other person at such other place as the Purchaser shall designate to the Company in writing.

SECTION 9.

Assignment.  Neither party hereto may assign or delegate any of such party’s rights or obligations under or in connection with this Agreement, and any attempted assignment or delegation of such rights or obligations shall be void.  Except as expressly provided in Section 7.3 with respect to Purchaser Affiliates, directors and controlling persons of the Company and officers of the Company who signed the Registration Statement, no person, including without limitation any person who purchases or otherwise acquires or receives any Shares from the Purchaser, is an intended third party beneficiary of this Agreement, and no party to this Agreement shall have any obligation arising under this Agreement to any person other than the other party hereto and, to the extent expressly provided in Section 7.3, Purchaser Affiliates, directors and controlling persons of the Company and officers of the Company who signed the Registration Statement.

SECTION 10.

Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

SECTION 11.

Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 12.

Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 13.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its conflicts of law principles and the federal law of the United States of America.

SECTION 14.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

Lucas Energy, Inc.

By:

/s/ James Cerna

Name:

James J. Cerna

Title:

President and Chief Executive Officer

The Delphic Oil Co., LLC

By:

/s/ David Chessler

Name:  David Chessler

Title:  President